UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 29, 2016, BBX Capital Corporation (the “Company”) issued a press release announcing that the Eleventh Circuit Court of Appeals reversed the district court’s judgment in favor of the Securities and Exchange Commission (the “SEC”) in the action brought by the SEC against the Company and Alan B. Levan, the Company’s former Chairman and Chief Executive Officer. The reversal terminated the financial penalties assessed against the Company and Mr. Levan and set aside the two year officer and director bar imposed on Mr. Levan. A copy of the press release is filed as Exhibit 99.1 hereto. The order entered by the Eleventh Circuit Court of Appeals, a copy of which is filed as Exhibit 99.2 hereto, will not be final until all motions for rehearing are denied. In addition, the SEC has the right to seek a retrial of the action. It is expected that Mr. Levan will be re-appointed as Chairman and Chief Executive Officer of the Company when the order becomes final.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 29, 2016

99.2	Order, dated September 28, 2016, of the United States Court of Appeals for the Eleventh Circuit in the Action Styled Securities and Exchange Commission v. BankAtlantic Bancorp, Inc. and Alan B. Levan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: October 4, 2016	By:	/s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated September 29, 2016

99.2	Order, dated September 28, 2016, of the United States Court of Appeals for the Eleventh Circuit in the Action Styled Securities and Exchange Commission v. BankAtlantic Bancorp, Inc. and Alan B. Levan